Exhibit 99.1

Open Text Reports First Quarter Results

Revenue Grows 17%, Raises Guidance

WATERLOO, ON—October 23rd, 2003—Open Text™ Corporation (Nasdaq: OTEX; TSX: OTC), an enterprise content management (ECM) vendor and, provider of Livelink®, the leading collaboration and knowledge management software for the global enterprise, today announced financial results for its first quarter ended September 30, 2003.(1)

Financial Highlights

Total revenue for the quarter ended September 30, 2003 was $44.2 million, up 17% from $37.7 million in the same quarter last year. During the quarter 74% of all license revenue was generated from new accounts. Revenue results for the quarter were broadly based, with 58% from North America, 38% from Europe and 4% from the Middle East and Asia, consistent with previous quarters.

For the quarter, Open Text reported adjusted net income(2) of $4.9 million, or adjusted earnings per share (EPS) of $0.23. This compares to $5.2 million, or $0.25 adjusted EPS in the first quarter a year ago. Excluding the change in taxes, adjusted EPS would have been $0.30, a 20% increase over last year.

Net income for the quarter in accordance with GAAP was $3.4 million, or $0.16 EPS. This compares to $5.4 million, or $0.26 EPS a year ago. This marks the 19th consecutive profitable quarter for the Company. Open Text has approximately 21.1 million shares on a fully diluted basis.

As of September 30th, 2003, deferred revenue was $35.4 million, up $10.7 million or 43% over a year ago. Accounts receivable was $27.9 million, resulting in days sales outstanding (DSO) of 57 days, down 14 days from a year ago. Cash increased to $120.7 million or $6.02 per share.

On October 21st, 2003, Open Text and IXOS (Nasdaq: XOSY; Frankfurt: XOS) announced that Open Text will acquire all of the issued and outstanding shares of IXOS. The transaction will proceed via a tender offer for a cash consideration of either 9 Euro per share (approximately US$10.46) or a fixed rate of 0.2610 of an Open Text share for each share of IXOS tendered. Each IXOS share that is exchanged for an Open Text share, will receive a freely traded warrant to purchase 0.0742 of an Open Text share for up to one year after closing the transaction, with a strike price of US $41.50 per share. The cash consideration represents a 34% premium based on the three months weighted average volume of IXOS shares, prior to the announcement. The financing of the tender offer will be arranged through a letter of credit provided to a German financial institution according to German securities law.

“Our pipeline continues to show strength, and we are pleased to have achieved the highest first quarter revenue ever reported in the history of Open Text,” said Tom Jenkins, CEO of Open Text. “The business combination agreement with IXOS will strengthen our leadership position in the ECM market and further strengthens our pipeline by significantly expanding our global customer base.”

Guidance

On October 8, 2003, Open Text announced a two-for-one split of Open Text’s outstanding common shares by way of a stock dividend. The results for the quarter ending September 30, 2003 do not reflect the 2-for-1 stock split. The stock split is expected to be effective on October 29, 2003. After the split, there will be approximately 42.2 million diluted common shares outstanding.

After taking into account the 2-for-1 stock split and excluding the IXOS business agreement, Open Text is increasing guidance for the second quarter to $53 million in revenues and adjusted net income of $6.7 million, or $0.16 adjusted EPS. For fiscal 2004, Open Text is also increasing annual revenue guidance to approximately $227 million (28% annual growth rate) , and earnings guidance to $28.1 million adjusted net income or $0.67 adjusted EPS. After the successful completion of the IXOS tender offer, Open Text will further update guidance to reflect the combined forecast of both companies.

Teleconference Call

Open Text invites the public to listen to the Company’s teleconference call concerning financial results for the first quarter of fiscal 2004 and management’s forward-looking guidance for fiscal 2004.

Date:	Thursday, October 23, 2003
Time:	10:00 a.m. ET / 7:00 a.m. PT
Length:	45 minutes, approximately
Where:	416-640-1907
(49) (69) 58999-0690 (Europe)

Please dial the above number approximately 15 minutes before the teleconference is scheduled to begin. The operator will take your name and connect your line with the meeting.

To listen to the call via Web cast, please use the following link:

www.newswire.ca/webcast/viewEventCNW.html?eventID=653180

Replay will be available beginning October 23, 2003 from 12:00 p.m. For more information and playback instructions:

http://www.opentext.com/events/event.html?id=35116

Additional materials, including accompanying financial and operating statistics relating to these financial results may be obtained from the investor site within the Open Text corporate web site at:

http://www.opentext.com/investor/quarterly_reports/index.html

Recent Highlights

1.    Open Text and IXOS Announce Business Combination

The management and supervisory board of IXOS, and the Open Text board of directors both unanimously support the business combination agreement. The Companies expect the tender offer transaction to close in the next 120 days.

For more information please see the press release at:

www.opentext.com/news/pr.html?id=1411

2.    Open Text Implements Two-for-One Stock Split

The Company announced that its Board of Directors declared a 100 percent stock dividend, which will double the number of the company’s outstanding common shares, and effectively achieving a two-for-one split of Open Text’s outstanding common shares. Open Text currently has approximately 21.1 million shares of common stock on a fully diluted basis. After the split, there will be approximately 42.2 million shares outstanding.

Open Text’s common shares are expected to commence trading on a post-stock dividend basis on October 29, 2003 on the Nasdaq National Market.

For more information please see the press release at:

www.opentext.com/news/pr.html?id=1402

3.    Open Text Acquires 75% interest in Gauss

Together, the companies present a powerful combination in the market for enterprise content management (ECM) software, with Gauss adding its extensive Web content management, and high-throughput business process management solutions to Open Text’s Livelink suite and its integrated collaboration and content management capabilities.

For more information please see the press release at:

www.opentext.com/news/pr.html?id=1410

4.    Open Text Announces LiveLinkUp Orlando, November 3-6

This year’s conference program will demonstrate how Open Text is helping public agencies and other organizations balance the need to address regulatory compliance issues while also achieving real business value through their Livelink solutions. Attendees will have the opportunity to learn from peers, and meet and share ideas with key industry players and Open Text senior management. Keynote sessions, product demonstrations, case studies, product sessions, and round table discussions will provide the strategy and vision for organizations to extend both the value and return on investment in their Open Text solutions.

For more information please see the press release at:

www.opentext.com/news/pr.html?id=1374

5.    Open Text to Host Analyst Day, November 6th

Designed to provide the opportunity for in-depth analysis and data gathering, Open Text’s Analyst Day features detailed briefings by senior executives, customers and partners. The briefing takes place on location at LiveLinkUp in Orlando, Florida and is available to all investors in listen-only mode by conference call.

For more information please see details at:

www.opentext.com/events/event.html?id=35036

6.    Upcoming Investor Events

Open Text announced it plans to participate in the following financial conferences. Note that event dates and times are subject to change after the release of this announcement. To confirm a date or learn about Web cast availability, visit the Company’s Web site closer to event date at:

www.opentext.com/investor/investor_events/

October 27, 2003

TD Technology Conference

Toronto, ON Canada

November 2-4, 2003

The AEA Classic

San Diego, CA USA

November 6, 2003

Open Text Analyst Day/LivelinkUp Conference

Orlando, FL USA

November 24, 2003

Canaccord Emerging Technologies Conference

Toronto, ON Canada

December 2-5, 2003

Annual CSFB Technology Conference

Scottsdale, AZ USA

December 11, 2003

Open Text’s Annual General Meeting

Toronto, ON Canada

February 3-4, 2004

RBC Banff Springs Conference

Banff, AB Canada

February 2004

Orion Securities Technology Conference

Toronto, ON Canada

About Livelink

Livelink is a leading product in enterprise content management (ECM) for the global enterprise. Its richly-featured enterprise services are based upon a unique combination of integrated collaboration and knowledge management tools which include virtual team collaboration, business process automation, enterprise group scheduling and information retrieval services, all tightly integrated into a solution that is easily customized and extended. Livelink is essential to the effective management and development of communities of interest that span organizations and industries. For everything from the creation of complex e-community relationships to the automation of simple e-business processes, Livelink delivers true dynamic collaboration between individuals, organizations and large trading communities. Livelink servers are fully Web-based and open-architected to ensure rapid deployment and easy access to its full functionality through a standard Web browser. For more information, visit www.opentext.com/livelink/

About Open Text

Since 1991, Open Text Corporation has delivered innovative ECM software that brings people together to share knowledge, achieve excellence, deliver innovation, and enhance processes. Its legacy of innovation began with the successful deployment of the world’s first search engine technology for the Internet. Today, as the leading global supplier of collaboration and knowledge management software for the enterprise, Open Text supports fifteen million seats across 10,000 corporate deployments in 31 countries and 12 languages throughout the world. As a publicly traded company, Open Text manages and maximizes its resources and relationships to ensure the success of great minds working together. For more information, visit www.opentext.com

# # #

Forward-looking statements in this press release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. The Company cautions you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Forward-looking statements relate to, among other things, the future performance of Open Text, the strength of the Company’s pipeline, the Company’s growth and profitability prospects, the Company’s position in the market, and future opportunities therein, the benefits of the Company’s products to be realized by customers, the demand for the Company’s products, the benefits of any acquisition and the deployment of Livelink and Livelink MeetingZone by customers. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. The risks and uncertainties that may affect forward-looking statements include, among others, risks involved in the completion and integration of acquisitions, the possibility of technical, logistical or planning issues in connection with deployments, the continuous commitment of the Company’s customers, demand for the Company’s products and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Form 10-K for the year ended June 30, 2003. Forward-looking statements are based on management’s beliefs and opinions at the time the statements are made, and the Company does not undertake any obligations to update forward-looking statements should circumstances or management’s beliefs or opinions change.

Copyright © 2003 by Open Text Corporation. LIVELINK, LIVELINK MEETINGZONE, and OPEN TEXT are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive. Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective owners.

(1)	Reported under U.S. Generally Accepted Accounting Principles (GAAP). All amounts are in US Dollars.

(2)	The Company uses the financial measures “adjusted net income” and “adjusted EPS” to supplement its consolidated financial statements, which are presented in accordance with GAAP. The presentation of adjusted net income and adjusted EPS are not meant to be a substitute for net income or net income per share presented in accordance with GAAP, but rather should be evaluated in conjunction with such GAAP measures. Adjusted net income and adjusted EPS are calculated as net income excluding (a) the amortization of acquired intangible assets, (b) other income, gain (loss) on investments and (c) income tax on equity gain. The terms adjusted net income and adjusted EPS do not have a standardized meaning prescribed by GAAP, and therefore the Company’s definitions are unlikely to be comparable to similar measures presented by other companies. The Company’s management believes that the presentation of adjusted net income and adjusted EPS provide useful information to investors because they exclude non-operational charges and are a better indication of Open Text’s profitability from recurring operations. The items excluded from the computation of adjusted net income and adjusted EPS, which are otherwise included in the determination of net income and EPS prepared in accordance with GAAP, are items that Open Text does not consider to be meaningful in evaluating the Company’s past financial performance or the future prospects and may hinder a comparison of its period-to-period profitability.

For more information, please contact:

Greg Secord

Director, Investor Relations

Open Text Corporation

+1-519-888-7111 ext.2408

gsecord@opentext.com

Anne Marie Rahm

Director, Investor Relations

Open Text Corporation

+1-617-204-3359

arahm@opentext.com

Alan Hoverd

Chief Financial Officer

Open Text Corporation

+1-905-762-6222

ahoverd@opentext.com

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In US Dollars)

(in thousands, except share data)

	September 30, 2003	June 30, 2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$120,747	$116,554
Accounts receivable—net of allowance for doubtful accounts of $1,620 as of September 30, 2003 and $1,933 as of June 30, 2003	27,857	35,855
Income taxes recoverable	5,726	484
Prepaid expenses and other assets	4,316	3,541
Deferred tax asset	10,665	7,688

Total current assets	169,311	164,122

Capital assets	9,643	10,011
Goodwill, net of accumulated amortization of $12,807 at September 30, 2003 and June 30, 2003	31,465	32,301
Deferred tax asset	8,439	8,674
Other assets	23,540	23,579

	$242,398	$238,687

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$26,023	$31,596
Deferred revenues	33,968	38,086

Total current liabilities	59,991	69,682

Long term liabilities:
Deferred revenues	1,415	1,696
Deferred tax credit	3,326	—
Facility leases	4,585	4,912

	9,326	6,608

Shareholders’ equity:
Share capital
20,066,107 and 19,568,259 Common Shares issued and outstanding at September 30, 2003 and June 30, 2003 respectively	211,129	204,343
Accumulated other comprehensive income:
Cumulative translation adjustment	425	(119)
Accumulated deficit	(38,473)	(41,827)

Total shareholders’ equity	173,081	162,397

	$242,398	$238,687

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In US Dollars)

(in thousands, except per share data)

	Three months ended September 30,
	2003	2002
	(unaudited)
Revenues:
License	$16,867	$15,476
Customer support	19,421	13,662
Service	7,897	8,517

Total revenues	44,185	37,655

Cost of revenues:
License	1,291	1,649
Customer support	3,181	2,317
Service	7,203	6,235

Total cost of revenues	11,675	10,201

Gross profit	32,510	27,454

Operating expenses:
Research and development	8,031	6,162
Sales and marketing	13,807	11,986
General and administrative	3,354	3,242
Depreciation	1,187	1,216
Amortization of acquired intangible assets	1,188	487

Total operating expenses	27,567	23,093

Income from operations	4,943	4,361
Other income (expense)	(381)	617
Interest income	226	384

Income before income taxes	4,788	5,362
Provision for income taxes	1,434	0

Net income for the period	$3,354	$5,362

Adjusted net income for the period (2)	$4,923	$5,232

Adjusted diluted net income per share (2)	$0.23	$0.25

Basic net income per share	$0.17	$0.27

Diluted net income per share	$0.16	$0.26

Weighted average number of Common Shares outstanding—basic	19,761	19,640

Weighted average number of Common Shares outstanding—diluted	21,103	20,536

OPEN TEXT COPORATION

CONSOLIDATED STATEMENT OF CASHFLOWS

(In thousands of US Dollars)

	Three months ended September 30,
	2003	2002
	(unaudited)
Cash flows from operating activities:
Net income for the period	$3,354	$5,362
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of acquired intangible assets	2,375	1,703
Deferred income taxes	235	—
Other	8	—
Changes in operating assets and liabilities net of assets acquired:
Accounts receivable	7,998	3,515
Prepaid expenses and other assets	(775)	264
Accounts payable and accrued liabilities	(4,437)	(1,608)
Income taxes payable	(4,041)	—
Income taxes recoverable	(324)	(26)
Deferred revenues	(4,398)	760
Unrealized foreign exchange loss (gain)	13	(367)

Net cash provided by operating activities	8	9,603

Cash flows used in investing activities:
Acquisitions of capital assets	(828)	(530)
Business acquisition costs	(1,041)	—
Purchase of patent	—	(1,246)
Other	(693)	(132)

Net cash used in investing activities	(2,562)	(1,908)

Cash flows from financing activities:
Payments of obligations under capital leases	(92)	—
Proceeds from issuance of Common Shares	6,786	1,711
Repurchase of Common Shares	—	(16,236)

Net cash provided by (used in) financing activities	6,694	(14,525)

Foreign exchange gain (loss) on cash held in foreign currency	53	(52)

Increase (decrease) in cash and cash equivalents during the period	4,193	(6,882)
Cash and cash equivalents at beginning of period	116,554	109,895

Cash and cash equivalents at end of period	$120,747	$103,013

OPEN TEXT CORPORATION

PROFORMA SUPPLEMENTAL INFORMATION

FOR THE THREE PERIODS ENDED SEPTEMBER 30, 2003 AND 2002

	Three month period ended
	September 30, 2003	September 30, 2002
Net income	3,354	5,362

Adjustments:
Amortization of acquired intangible assets	1,188	487
Other (income) expense	381	(617)

Total adjustments	1,569	(130)

Adjusted net income	4,923	5,232

Addback income tax expense	1,434	—

Adjusted net income excluding income tax	6,357	5,232

Adjusted diluted net income per share	$0.23	$0.25

Adjusted diluted net income per share excluding income tax	$0.30	$0.25

Shares used to compute earnings per share
Diluted	21,103	20,536